UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 8, 2021

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BROADWIND, INC.

(Exact name of registrant as specified in its charter)

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Delaware	001-34278	88-0409160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3240 South Central Avenue

Cicero, Illinois 60804

(Address of Principal Executive Offices) (Zip Code)

(708) 780-4800

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	BWEN	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 2, 2021, Jason L. Bonfigt delivered his resignation as Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer of Broadwind, Inc. (the “Company”), effective October 1, 2021.

On September 3, 2021, the Company’s Board of Directors (the “Board”) appointed Eric B. Blashford, President and Chief Executive Officer of the Company, as Principal Financial Officer of the Company and interim Chief Financial Officer of the Company, to serve in such capacity while the Board conducts a search for a permanent replacement for Mr. Bonfigt. Both appointments are effective October 1, 2021. There has been no modification of Mr. Blashford’s compensation in connection with such appointments.

Mr. Blashford, 57, has served as member of the Board and as President and Chief Executive Officer of the Company since March 1, 2020. Prior to that, Mr. Blashford served as Chief Operating Officer of the Company from May 2018 to February 2020 and President of Broadwind Heavy Fabrications f/k/a Broadwind Towers from October 2014 to May 2019. Mr. Blashford holds a Bachelor of Science in Business Administration degree in Accounting from the University of Akron and a Masters of Business Administration degree from Kent State University, and is a registered Certified Public Accountant (non-practicing) in the state of Ohio.

Since January 1, 2021, there have been no transactions, and there are no currently proposed transactions, to which the Company was or is a participant and in which Mr. Blashford had or is to have a direct or indirect material interest that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934 (“Item 404(a))”. Mr. Blashford has no family relationships with any director or executive officer of the Company.

On September 3, 2021, the Board appointed Thomas A. Ciccone, Corporate Controller of the Company, as Vice President of the Company effective September 6, 2021 and Principal Accounting Officer of the Company effective October 1, 2021. There has been no material modification of Mr. Ciccone’s compensation in connection with such appointment.

Mr. Ciccone, 46, has served as Corporate Controller, Assistant Treasurer and Assistant Secretary of the Company since August 2017. He joined Broadwind in 2008 as Accounting Manager, and has since held various corporate finance roles including Director of Finance and Manager of External Reporting.  Mr. Ciccone is a certified public accountant (non-practicing) in the state of Illinois and holds a Bachelor of Science in accounting from the University of Illinois at Urbana-Champaign.

Mr. Ciccone entered into the Company’s standard form of indemnification agreement for directors and officers, the form of which is filed as Exhibit 10.5 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

Since January 1, 2021, there have been no transactions, and there are no currently proposed transactions, to which the Company was or is a participant and in which Mr. Ciccone had or is to have a direct or indirect material interest that would require disclosure pursuant to Item 404(a). Mr. Ciccone has no family relationships with any director or executive officer of the Company.

A copy of the related Press Release announcing the events described above is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibit

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release dated September 8, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADWIND, INC.

Date: September 8, 2021	By:	/s/ Eric B. Blashford
Eric B. Blashford
President, Chief Executive Officer (Principal Executive Officer)